WPT LLC                             EXHIBIT 10.20
(“Westlake” or “Party”)

EXCHANGE AGREEMENT (the “Agreement”)

Exchange Counterparty: Westlake Chemical OpCo LP (hereinafter “Counterparty” or “Party”)
Address 2801 Post Oak Blvd, Houston TX 77056

Exchange Period/Term:
August 1, 2014 through August 1, 2015 and continuing year to year thereafter, unless otherwise terminated by either Party by giving written notice of termination to the other Party at least three (3) months in advance of the date of termination specified in such notice (“Term”).

Westlake Delivers:

Delivery Point(s)	Product	Quantity	Differential Fees Payable by Counterparty
Williams Storage Hub in Mt Belvieu TX Or other mutually agreeable locations from time to time	Ethylene (meeting specifications of Delivery Points)	Ratably, Up to 200 MM lbs. per year, or mutually agreeable	0.6 cents per pound, to be revised annually upon mutual consent by the Parties; provided that the Differential Fees shall never be lower than 0.6 cents per pound.

Exchange Counterparty Delivers:

Delivery Point(s)	Product	Quantity	Differential Fees Payable by Westlake
The applicable Delivery Points as set forth in that certain ethylene sales agreement among Westlake, Counterparty and several other affiliates of Westlake (the “Ethylene Sales Agreement”)
Or other mutually agreeable locations from time to time
	Ethylene (meeting specifications in the Ethylene Sales Agreement)	Ratably, Up to 200 MM lbs. per year, or mutually agreeable	none

Special Provisions:
(1) Not less than five (5) days prior to the beginning of each month, Counterparty shall nominate Westlake of the quantity of Product to be exchanged that Westlake shall deliver during such month to Counterparty at the applicable Delivery Point(s). Westlake shall accept all such nominations pursuant to the terms and conditions of this Agreement.

(2) The IMBALANCE on exchange in any given month will not exceed 1 million pounds unless otherwise agreed upon by the Parties or as set forth below. Any IMBALANCE at the end of the Term (including any non-delivery of agreed-upon exchange) will be settled by invoice at a price equal to the weighted average ethylene spot price for Mt. Belvieu as reported by IHS for the months the imbalance has been in place, unless otherwise agreed. For the avoidance of doubt, (X) a complete failure to conduct any delivery or (Y) a delivery of insufficient quantity in excess of 1 million pounds in each exchange, in either case following mutual agreement on quantity as set forth in (1) above shall also constitute an IMBALANCE to be settled at the end of the Term, unless the Party failing to deliver any such quantity has earlier remedied such failure pursuant to “Limitations of Claims” as set forth in the General Terms and Conditions.

Other Terms and Conditions:	Additional terms and conditions will apply per attached General Terms and Conditions as well as Confirms for each exchange, incorporated by reference for all purposes.

WPT LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of August 1, 2014.

WPT LLC    Westlake Chemical OpCo LP
By: Westlake Chemical Investments, Inc., its manager    By: Westlake Chemical OpCo GP LLC, its general partner

By:     /s/ Amy E. Moore        By:     /s/ Lawrence Teel

Printed        Printed
Name:    Amy E. Moore        Name:    LE (Skip) Teel

Title:    Product Manager, Olefins        Title:    Principal Operation Officer

WPT LLC

GENERAL TERMS & CONDITIONS

TAXES
Any tax, excise, or other governmental charge imposed upon the production, sale, or transportation of any material delivered hereunder which delivering Party may be required to pay, shall be paid by receiving Party to delivering Party.

DELIVERIES
Deliveries are FOB the applicable Delivery Points. Delivery by Westlake shall be made by book transfer.

EXCHANGE STATEMENTS AND INVOICES
On or before the 20th Day of each Month, Westlake shall provide to Counterparty a statement for each of the Delivery Points setting forth Westlake’s calculation of the total amount payable by Counterparty for the prior Month for deliveries made to each Delivery Point, including quantity, current and cumulative imbalances (each, a “Monthly Statement”).  Counterparty shall pay the amount of each Monthly Statement no later than the 5th day following receipt by Counterparty of such Monthly Statement.  Each Party has the right to set off against any amounts due to the other Party hereunder any and all amounts that the other Party owes to the first Party under this Agreement or the Ethylene Sales Agreement, and other transaction agreements entered into on or about the date hereof.

MEASUREMENT
Measurement and metering of Product to be physically delivered hereunder (a) by Counterparty shall be governed by the terms and conditions of the Ethylene Sales Agreement, and (b) by Westlake shall be agreed upon by the Parties in accordance with the Williams exchange agreement entered into between Counterparty and Williams Olefins, L.L.C. on or about the date hereof.

Both Parties shall have the right to witness the calibration and/or proving of meters, which are operated and maintained by the other Party or its designee; and, which are involved in the transfers covered under this Agreement.

TITLE/RISK OF LOSS
Unless otherwise agreed by Counterparty and Westlake in writing, title to, and all risk of loss or damage of, a Product delivered shall pass from the delivering Party to the receiving Party at the (1) “in-well” or via book transfer at the Williams Storage Hub, or (2) the Delivery Points as set forth in the Ethylene Sales Agreement.

COMPLIANCE WITH LAWS
It is specifically understood that Westlake is an Equal Opportunity Employer and each Party warrants that it complies with the Fair Labor Standards Act of 1938, as amended. Each Party agrees that if this Agreement is construed to be a subcontract within the meaning of the Rules and Regulations approved by the United States Secretary of Labor pursuant to Executive Order 11246, as amended, the Vietnam Era Veterans Readjustment Act of 1974, as amended, or the Rehabilitation Act of 1973, as amended, or of the regulations issued pursuant to Executive Order 11625, the provisions of the applicable regulations as well as the Equal Opportunity and Nondiscrimination provision of Section 202 of Executive Order 11246 shall be incorporated herein by reference and shall be binding upon each Party as part of this Agreement.

SAMPLING AND TESTING
Receiving Party shall make an examination and test of any Product delivered hereunder immediately upon receipt at receiving Party's Delivery Point(s), and failure of receiving Party to give notice of any claim within thirty (30) days after the receipt of such Product at such Delivery Point(s) shall be an unqualified acceptance of said product.

WARRANTIES
Delivering Party warrants that Product delivered by it hereunder meets delivery location’s specifications for such Product hereunder. NO WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, SHALL BE IMPLIED.

LIMITATIONS OF CLAIMS
Defective or nonconforming Product shall be replaced promptly by delivering Party with conforming Product without any charge. In the case of delivery of insufficient quantity of Product(unless otherwise agreed upon pursuant to the Special Provisions), delivery of the correct quantity of Product shall be promptly required. Delivering Party shall not be liable for any special, incidental, indirect lost profits or consequential damages whether or not caused by or resulting from the negligence of such Party.

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Any course of dealing between the parties to the contrary notwithstanding, any claim by receiving Party shall be deemed waived unless presented in writing to delivering Party no more than ninety (90) days from date of receipt of the product to which such claim relates.

Unless otherwise stated, receiving Party assumes all risk and liability for loss, damage, or injury to the person or property of receiving Party or other arising out of use or possession of any product received hereunder.

INDEMNIFICATION
THE RECEIVING PARTY WILL INDEMNIFY, DEFEND, AND SAVE HARMLESS THE DELIVERING PARTY, ITS AFFILIATES, AND ITS AND THEIR OFFICERS, EMPLOYEES, AND AGENTS FROM AND AGAINST ALL SUITS, ACTIONS, LOSSES,

LIABILITIES, DAMAGES, AND CLAIMS, BROUGHT BY THIRD PARTIES, OF ANY CHARACTER, TYPE, OR DESCRIPTION, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL REASONABLE EXPENSES OF LITIGATION,
COURT COSTS, AND REASONABLE ATTORNEYS’ FEES (WHETHER FOR PERSONAL INJURY, DEATH, DISEASE, PROPERTY DAMAGE, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL CONTAMINATION, OR OTHERWISE), ARISING OUT OF, OR OCCASIONED BY, THE LOADING, TRANSPORTATION, UNLOADING, STORAGE, HANDLING, OR USE, EITHER SINGLY OR IN COMBINATION WITH OTHER SUBSTANCES, OF PRODUCT AFTER TITLE AND RISK OF LOSS TRANSFERS TO THE RECEIVING PARTY.

THE DELIVERING PARTY WILL INDEMNIFY, DEFEND, AND SAVE HARMLESS THE RECEIVING PARTY, ITS AFFILIATES, AND ITS AND THEIR OFFICERS, EMPLOYEES, AND AGENTS FROM AND AGAINST ALL SUITS, ACTIONS, LOSSES, LIABILITIES, DAMAGES, AND CLAIMS OF ANY CHARACTER, TYPE, OR DESCRIPTION, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS’ FEES (WHETHER FOR PERSONAL INJURY, DEATH, DISEASE, PROPERTY DAMAGE, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL CONTAMINATION, OR OTHERWISE), ARISING OUT OF, OR OCCASIONED BY, THE LOADING, TRANSPORTATION, UNLOADING, STORAGE, HANDLING, OR USE, EITHER SINGLY OR IN COMBINATION WITH OTHER SUBSTANCES, OF PRODUCT PRIOR TO TITLE AND RISK OF LOSS TRANSFERS TO THE RECEIVING PARTY.

IN INSTANCES WHERE BOTH PARTIES ARE TO SOME DEGREE RESPONSIBLE FOR A CLAIM(S) DESCRIBED IN THIS SECTION, THE PARTIES WILL INDEMNIFY EACH OTHER TO THE EXTENT OF THEIR PROPORTIONATE RESPONSIBILITY FOR SUCH CLAIM(S).

DEFAULT
Either Party may defer shipments or terminate this Exchange Agreement if the other Party fails to deliver Product or pay any invoice in accordance with the terms of this Agreement, after providing notice to the other Party. No Party’s obligation to perform will be limited by any previous waiver by a Party.

FORCE MAJEURE
Neither Party shall be in breach of this Agreement or otherwise be liable to the other Party for its failure to fulfill any term of this Agreement, other than the obligation to pay any sum when due, if and to the extent that such fulfillment has been delayed, hindered, curtailed or prevented by a “Force Majeure Event”, meaning any circumstance or event outside the Party’s reasonable control or any of the following: (a) any act of God, fire, explosion, landslide or earthquake; or (b) any storm, hurricane, flood, tidal wave or other adverse weather condition; or (c) any war (whether declared or not), revolution, act of civil or military authority, riot, blockade, embargo, trade sanction, terrorism, sabotage, or civil commotion; or (d) any epidemic or quarantine restriction; or (e) any strike, lock-out or labor dispute from whatever cause (whether or not receiving Party, receiving Party’s supplier, delivering Party or delivering Party’s supplier, as the case may be, is a

Party thereto or might be able to influence or procure the settlement thereof); or (f) any compliance with any law, regulation or ordinance or with any order, demand or request of any international, national, local or other port, transportation or governmental authority or agency or any body or person purporting to be or to act for such authority or agency or any corporation directly or indirectly controlled by any of them; or
(g) any unavailability of or interference with the usual means of transporting Product; or (h) any unplanned shutdown or shutdown in anticipation of a breakdown or malfunction affecting the plant; or (i) any Party’s inability to acquire from its usual supply source(s) for this Agreement or on terms it deems reasonable Product or any material, labor, service, utility or facility necessary for manufacturing the Product. If, because of such circumstances, there should be a shortage of Product from any of the excused Party’s sources, the excused Party will not be obligated to purchase Product in order to perform this Agreement and if the excused Party is the delivering Party it may apportion its available Product among all its customers and its own internal uses in such manner as the excused Party finds fair and reasonable; provided, however, that it will not be obligated to apportion or otherwise make available to the receiving Party Product which the excused Party obtains by purchase or exchange for their own internal uses. Any quantity of Product consequently not delivered will be deducted from any applicable remaining quantity obligation under this Agreement unless the Parties agree otherwise in writing. It is agreed that upon the affected Party giving notice and full particulars of such excuse by telephone (confirmed in writing), facsimile, or other writing to the other Party as soon as possible after the occurrence of the cause relied upon, then the obligations of the Party claiming excuse shall be suspended to the extent that such Party is rendered unable to perform (other than the obligation to pay all amounts due as of the date of such excuse), and shall remain suspended during the continuance of any inability so caused; however, the other Party may (i) suspend its delivery of Product during such period of suspension(s) and (ii) terminate this Agreement if the period of suspension(s) lasts more than three (3) months in the aggregate. Upon any such termination, the Parties are required to balance the Product quantities by delivery of

WPT LLC

Product or payment of an agreed price within a reasonable period of time. No Force Majeure Event shall have the effect of extending the period of the Agreement or of terminating the Agreement unless agreed by the Parties in writing.

If deliveries are temporarily suspended and are resumed after the force majeure ends, any imbalances will then be adjusted, unless otherwise agreed, with additional deliveries by the Party prevented from delivering by force majeure until the total deliveries by each Party are approximately equal in quantity. If force majeure continues through the specified life of the exchange and deliveries are never resumed, the Party prevented from delivering by force majeure will pay the other party for the quantity over delivered pursuant to the terms of this Agreement contained in the Imbalance section.

GOVERNING LAW
THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS, OBLIGATIONS, AND LIABILITIES OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING ANY EFFECT TO CONFLICTS OF LAW PRINCIPLES. The rights and obligations of the Parties arising from the Agreement will not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods, application of which is hereby expressly excluded. STATE AND FEDERAL COURTS IN HARRIS COUNTY, TEXAS, SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES, CLAIMS, OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THE AGREEMENT. BOTH PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT.

SAFETY AND HEALTH COMMUNICATIONS
Delivering Party will furnish to receiving Party Material Safety Data Sheets which include health, safety and other hazard communication information on Product consistent with the Occupational Safety and Health Administration's Hazard Communications Standard. Delivering Party will also furnish other health or safety information as required by law. Receiving Party will disseminate appropriate health and safety information to all persons receiving Party foresees may be exposed to Product (including but not limited to receiving Party's employees, contractors, and customers). If Product is further processed, mixed or incorporated into another product, receiving Party will likewise disseminate appropriate health and safety information to all persons receiving Party foresees may be exposed.

RELATIONSHIP OF THE PARTIES
Each Party assumes all its duties under the Agreement as an independent contractor and nothing contained in the Agreement will be construed as inconsistent with such independent contractor relationship; neither Party is an employee or agent of the other Party and as such, neither Party will have the power or authority, express or implied, to pledge credit, to enter into any agreement, or to give any representation, warranty, or guarantee on behalf of the other Party.

The Agreement is not intended to create or constitute a joint venture, pooling arrangement, partnership, agency, master-servant, or a business entity, organization, or combination of any type, whatsoever.

The Agreement is intended solely for the benefit of the Parties and their permitted assigns and will not impart rights enforceable by any other person or entity, except as expressly provided in the Agreement.

COUNTERPARTS
The Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered will be deemed an original, but all of which taken together will constitute one and the same agreement.

CONSPICUOUSNESS
The Parties acknowledge all provisions of the Agreement comply with any and all requirements of conspicuousness under the laws of the State of Texas.

HEADINGS
The titles and headings set forth in the Agreement have been included solely for ease of reference and will not be considered in the interpretation or construction of the Agreement.

CONSTRUCTION OF AGREEMENT
Any ambiguities or uncertainties in the wording of any provision of this Agreement shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft the provision. Unless expressly stated otherwise in this Agreement, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

SEVERABILITY
The invalidity or unenforceability of any particular provision of the Agreement will not affect the other provisions hereof, and the Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

MISCELLANEOUS
This Agreement shall not be assigned in whole or in part by either Party without the written consent of the other Party; provided, that either Party may assign this Agreement to any of its affiliates in whole or in part.

WPT LLC

No waiver by either Party of any breach of any of the terms and conditions herein contained shall be construed as a waiver of any other breach of the same or any other term and condition. The entire agreement is contained herein and there are no oral understandings, representations, or warranties affecting it. No modification of this agreement shall be of any force or effect unless such modification is in writing and signed by the Party to be bound thereby, and no modification shall be effected by the acknowledgment or acceptance of purchase order forms containing terms or conditions at variance with those set forth herein.

WPT LLC                             EXHIBIT 10.20
(“Westlake” or “Party”)